Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-269555
PROSPECTUS
Up to 5,438,244 Shares of Class A Common Stock

This prospectus relates to the resale from time to time by the selling stockholders identified in this prospectus (the “Selling Stockholders”) of up to 5,438,244 shares of our Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), consisting of up to (i) 4,724,560 shares of Class A Common Stock issuable upon exchange of units (the “BAG Units”) in The Hagerty Group, LLC (“Hagerty Group”) issued to the U.S. stockholders of Broad Arrow Group, Inc. (“Broad Arrow”), and (ii) 713,684 shares of Class A Common Stock issued to Broad Arrow’s non-U.S. stockholders, each in connection with the BAG Agreement (as defined below).
We are registering these shares of Class A Common Stock on behalf of the Selling Stockholders to satisfy certain registration rights that we granted them pursuant to the Contribution and Exchange Agreement dated August 9, 2022, by and among Hagerty, Inc., Hagerty Group, Broad Arrow, Broad Arrow Holdings, LLC, and certain other contributor parties thereto (the “BAG Agreement”).
Our registration of the Class A Common Stock covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the shares of Class A Common Stock. The Selling Stockholders may sell the shares of Class A Common Stock in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell the shares of Class A Common Stock in the section entitled “Plan of Distribution.”
We will pay all fees and expenses in connection with the registration of the securities pursuant to this prospectus and we will not receive any proceeds from the sale of the shares of Class A Common Stock by the Selling Stockholders.
You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.
Our Class A Common Stock and our warrants issued to the public as a part of the units in Aldel Financial Inc.’s (“Aldel”) initial public offering (the “Public Warrants”) are listed on the New York Stock Exchange (“NYSE”) under the symbols “HGTY” and “HGTY.WT,” respectively. On February 14, 2023, the closing price of our Class A Common Stock was $9.61 and the closing price for our Public Warrants was $2.87.

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements.
Investing in our Class A Common Stock involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 4 of this prospectus and the section entitled “Risk Factors” in our most recent report on Form 10-K or 10-Q that is incorporated by reference in this prospectus before making an investment decision.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 15 , 2023.

i

ABOUT THIS PROSPECTUS
As used in this prospectus, unless the context indicates otherwise, references to “Hagerty,” “Company,” “we,” “us,” “our” and similar terms refer to Hagerty, Inc., a Delaware corporation, and its consolidated subsidiaries. References to “Aldel” refer to the Company prior to the consummation of the Business Combination (as defined herein).
The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, in any prospectus supplement or in a related free writing prospectus, post-effective amendment to the registration statement or documents to which we otherwise refer you.
Neither we nor the selling stockholders has authorized anyone to provide any information other than that contained or incorporated by reference into this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you, and you should not rely on any other information. Neither we nor the selling stockholders take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling stockholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference herein or therein, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference.”
We own various U.S. federal trademarks and unregistered trademarks, including our company name, logo and solution names and other trade or service marks. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.
ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement or amendment may contain forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 or in releases made by the SEC, all as may be amended from time to time. Generally, statements that are not historical facts, including statements concerning our possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These forward-looking statements can often be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions. Examples of forward-looking statements include, among others, statements we make regarding:
•our expectations for our results of operations, financial condition and cash flows;
•our ability to compete effectively within our industry and attract and retain members;
•our ability to develop and maintain key strategic relationships with our insurance distribution and underwriting carrier partners;
•our anticipated growth rate and market opportunities; and
•the frequency or severity of claims.
We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus and the documents incorporated by reference herein.
Forward-looking statements are inherently subject to risks, uncertainties and assumptions. The forward-looking statements contained in this prospectus are based on management’s current expectations, assumptions and beliefs concerning future developments, but actual results may differ materially due to various risks and uncertainties, some of which are beyond our control. These risks and uncertainties include, but are not limited to, those described in (i) the “Risk Factors” section in this prospectus, (ii) “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2021, and (iii) other of our filings with the SEC incorporated by reference herein.
We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods.
All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. Except as required by law, we do not intend to update any of these forward-looking statements after the date of this prospectus or after the date of the documents incorporated by reference herein or to conform these statements to actual results or revised expectations.
iii

SUMMARY
This summary highlights selected information appearing elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should carefully read this entire prospectus and the registration statement of which this prospectus is a part, including the information set forth under the heading “Risk Factors” and our financial statements.
Our Business
Company Overview
We are a global market leader in providing insurance for classic and enthusiast vehicles and we have built an industry-leading automotive enthusiast platform that engages, entertains, and connects with subscribing members. At Hagerty, everything begins and ends with the love of cars—an innate passion that fuels our unique membership model and cultivates deep, personal connections with more than 2.6 million members worldwide.
Hagerty was founded in 1984, and initially focused on providing insurance coverage for antique boats. Today, our goal is to scale an organization capable of building an ecosystem of products, services, and entertainment for car lovers that catalyzes their passion for cars and driving.
Business Combination
On December 2, 2021, through The Hagerty Group, we completed our initial business combination (the “Business Combination”) pursuant to that certain Business Combination Agreement, dated as of August 17, 2021 (the “Business Combination Agreement”) with Aldel and Aldel Merger Sub LLC (“Merger Sub”), with The Hagerty Group surviving as our wholly owned subsidiary immediately following the Business Combination. In connection with the closing of the Business Combination, we changed our name from Aldel Financial Inc. to Hagerty, Inc.
Pursuant to the terms of the Business Combination Agreement, (i) Merger Sub was merged with and into The Hagerty Group, where upon the separate limited liability company existence of Merger Sub ceased to exist and The Hagerty Group became the surviving company and continues to exist under the Delaware Limited Liability Company Act and (ii) the existing limited liability company agreement of The Hagerty Group was amended and restated to, among other things, make Aldel a member of The Hagerty Group.
Also on December 2, 2021, we sold to a number of purchasers (each, a “Subscriber”) an aggregate of 70,385,000 shares of Aldel Common Stock (the “PIPE Shares”) and an aggregate of 12,669,300 warrants to purchase shares of Aldel Class A Common Stock (the “PIPE Warrants” and, together with the PIPE Shares, the “PIPE Securities”) for an aggregate purchase price of $703.9 million, pursuant to separate subscription agreements entered into effective as of August 17, 2021 (each, a “Subscription Agreement”). Pursuant to the Subscription Agreements, we gave certain registration rights to the Subscribers with respect to the PIPE Securities.
Our Class A Common Stock and our Public Warrants are currently listed on the NYSE under the symbols “HGTY” and “HGTY.WT,” respectively.
The rights of holders of our Class A Common Stock are governed by our Third Amended and Restated Certificate of Incorporation (the “Amended and Restated Charter”), our Amended and Restated Bylaws (the “Amended and Restated Bylaws”) and the Delaware General Corporation Law (the “DGCL”), and in the case of (i) the Public Warrants, (ii) the warrants originally issued to Aldel Investors LLC and FG SPAC Partners LP in a private placement in connection with Aldel’s initial public offering (the “OTM Warrants”), (iii) the warrants originally issued to ThinkEquity LLC in connection with Aldel’s initial public offering (the “Underwriter Warrants”), and (iv) the warrants originally issued in a private placement in connection with Aldel’s initial public offering (the “Private Placement Warrants” and, together with the Public Warrants, the PIPE Warrants, the OTM Warrants and the Underwriter Warrants, the “Warrants”), the Warrant Agreement dated as of April 8, 2021, between us and Continental Stock Transfer & Trust Company, as warrant agent, and in the case of the PIPE

Warrants, the Warrant Agreement dated as of December 2, 2021, between us and Continental Stock Transfer & Trust Company, as warrant agent. See the section entitled “Description of Securities.”
Corporate Information
The first Hagerty company was founded in 1984 under the name Hagerty Marine Insurance Agency, Inc. The Hagerty Group, LLC was formed in 2009 and completed the Business Combination with Aldel in 2021 pursuant to which The Hagerty Group succeeded to its reporting obligations and Aldel changed its name to Hagerty, Inc. Our principal executive offices are located at 121 Drivers Edge, Traverse City, Michigan 49684, and our telephone number is (800) 922-4050. Our website address is Hagerty.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it is a part.
Implications of Being an Emerging Growth Company
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of relief from certain reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include:
•reduced obligations with respect to financial data, including presenting only two years of audited financial statements and only two years of selected financial data;
•an exemption from compliance with the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act;
•reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements, and registration statements; and
•exemptions from the requirements of holding non-binding advisory votes on executive compensation or golden parachute arrangements.
In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We intend to avail ourselves of this extended transition period and, accordingly, we may not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies or that have opted out of using such extended transition period, which may make comparison of our financial statements with those of other public companies more difficult.
We may take advantage of this relief until we no longer qualify as an emerging growth company or, with respect to adoption of certain new or revised accounting standards, until we irrevocably elect to opt out of using the extended transition period. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of Class A Common Stock that is held by non-affiliates exceeds $700 million as of June 30 of that fiscal year, (ii) the last day of the fiscal year in which we have total annual gross revenue of $1.07 billion or more; (iii) the date on which we have issued more than $1 billion in non-convertible debt during the previous three years; and (iv) the last day of the fiscal year following the fifth anniversary of the date of the first sale of Aldel common stock in Aldel’s initial public offering. We may choose to take advantage of some but not all of these reduced reporting burdens.

THE OFFERING

Issuer	Hagerty, Inc.

Shares of Class A Common Stock offered by the Selling Stockholders
Up to 5,438,244 shares of Class A Common Stock, consisting of up to (i) 4,724,560 shares of Class A Common Stock issuable upon exchange of the BAG Units issued to the U.S. stockholders of Broad Arrow, and (ii) 713,684 shares of Class A Common Stock issued to Broad Arrow’s non-U.S. stockholders, each in connection with the BAG Agreement.

Shares of Class A Common Stock Outstanding	83,211,595 shares of Class A Common Stock (as of January 31, 2023).

Shares of Class V Common Stock Outstanding	251,033,906 shares of Class V Common Stock (as of January 31, 2023).

Shares of Class A Common Stock outstanding assuming exercise of all Warrants outstanding and exchange of all shares of Class V Common Stock and units (including BAG Units) on a one-for-one basis	358,453,600 (based on total shares outstanding as of January 31, 2023).

Use of Proceeds	We will not receive any proceeds from the sale of shares of Class A Common Stock by the Selling Stockholders.

Market for Common Stock	Our Class A Common Stock is currently traded on the NYSE under the symbol “HGTY”.

Risk Factors	Any investment in the Class A Common Stock offered hereby involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus.

RISK FACTORS
Investment in our Class A Common Stock involves a high degree of risk. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before deciding to invest in our Class A Common Stock. See “Where You Can Find More Information; Incorporation by Reference.” The risks and uncertainties described in the documents we incorporate by reference are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks or uncertainties actually occur, they could materially and adversely affect our business, financial condition, results of operations, cash flows or prospects, which in turn could materially and adversely affect the price of our Class A Common Stock and might cause you to lose all or part of your investment.

USE OF PROCEEDS
All of the shares of Class A Common Stock being offered hereby are being sold by the Selling Stockholders. We will not receive any proceeds from the sale of Class A Common Stock by the Selling Stockholders. The Selling Stockholders will pay any underwriting fees, discounts and selling commissions incurred in disposing of their Class A Common Stock. Pursuant to the BAG Agreement, we will bear all other costs, fees and expenses incurred in effecting the registration of the Class A Common Stock covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of counsel and independent registered public accountants.

DESCRIPTION OF SECURITIES
The following summary is not intended to be a complete summary of the rights and preferences of such securities and is qualified by reference to the Amended and Restated Charter. We urge you to read the Amended and Restated Charter in its entirety for a complete description of the rights and preferences of our securities.
Authorized and Outstanding Stock
The Amended and Restated Charter provides that our total number of authorized shares of all classes of capital stock is 820,000,000 shares, consisting of (i) 500,000,000 shares of Class A Common Stock, par value $0.0001 per share, (ii) 300,000,000 shares of Class V Common Stock, par value $0.0001 per share and (iii) 20,000,000 shares of Preferred Stock, par value $0.0001 per share.
As of January 31, 2023, there were 83,211,595 shares of Class A Common Stock, 251,033,906 shares of Class V Common Stock and no shares of Preferred Stock outstanding.
Common Stock
The holders of Class A Common Stock are entitled to one vote for each such share. The holders of Class V Common Stock are entitled to 10 votes for each such share until the earlier of (1) the date on which such share of Class V Common Stock is transferred other than pursuant to a Qualified Transfer (as defined in the Amended and Restated Charter) or (2) the date that is 15 years from the effective date of the Amended and Restated Charter (December 2, 2036). The holders of shares of Common Stock do not have cumulative voting rights.
The holders of shares of Class A Common Stock are entitled to receive such dividends and other distributions as declared by the Board of Directors of the Company (the “Board”), equally on a per share basis. The holders of Class V Common Stock are not entitled to receive dividends.
No holder of shares of Common Stock (in its capacity as such and without limiting any contractual rights) is entitled to preemptive rights.
In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, after payment or provision for payment of the debts and other liabilities of the Company, and subject to the rights of the holders of shares of Preferred Stock in respect thereof, the holders of shares of Class A Common Stock will be entitled to receive all of the remaining assets of the Company available for distribution to its stockholders, ratably in proportion to the number of shares of Class A Common Stock held by them. The holders of shares of Class V Common Stock, as such, will not be entitled to receive any assets of the Company in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.
Exchange of Shares
In connection with the Business Combination, we entered into an Exchange Agreement (the “SPAC Exchange Agreement”) with Markel Corporation (“Markel”), Hagerty Holding Corp. (“HHC”), and The Hagerty Group. Pursuant to the SPAC Exchange Agreement, Markel and HHC have the right from time to time, on the terms and conditions contained in the SPAC Exchange Agreement, to exchange a coupled interest of units of The Hagerty Group and shares of Class V Common Stock for shares of Class A Common Stock or, in the event that net cash proceeds are received from a new permanent equity offering and at our option, cash.
In connection with our acquisition of the remaining equity of Broad Arrow, we entered into (i) the BAG Agreement, pursuant to which (i) we issued 713,684 shares of Class A Common Stock issued to Broad Arrow’s non-U.S. stockholders, and (ii) The Hagerty Group issued 4,724,560 BAG Units to Broad Arrow’s U.S. stockholders. We also entered into an Exchange Agreement dated August 9, 2022, by and among us, The Hagerty Group and Broad Arrow’s U.S. stockholders (the “BAG Exchange Agreement”), pursuant to which, the recipients of BAG Units under the BAG Agreement have the right to exchange their BAG Units for shares of our Class A Common Stock on a one-for-one basis, on the terms and conditions contained in the BAG Exchange Agreement.

Preferred Stock
The Amended and Restated Charter provides that shares of Preferred Stock may be issued from time to time in one or more series. The Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions, applicable to the shares of each series.
Warrants
Public Warrants
Each whole warrant entitles the registered holder to purchase one share of our Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A Common Stock. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.
The Public Warrants will expire at 5:00 PM, New York City time, on December 2, 2026 or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us.
We will not redeem the warrants for cash unless an effective registration statement under the Securities Act covering the Class A Common Stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Class A Common Stock is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
If our shares of Class A Common Stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
If the closing price of our Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of Class A Common Stock and equity-linked securities for capital raising purposes in connection with the closing of the Business Combination as described elsewhere in this prospectus) for any 20 trading days within a 30-trading-day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders, we may redeem the outstanding warrants for cash upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period, in whole and not in part, at a price of $0.01 per warrant;
The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants; however, such redemption may occur at a time when the redeemable warrants are “out-of-the-money,” in which case you would lose any potential embedded value from a subsequent increase in the value of our common stock had your warrants remained outstanding.
In the event we determine to redeem the public warrants, holders of redeemable warrants will be notified of such redemption as described in our warrant agreement. Specifically, in the event that we elect to redeem all of the redeemable warrants as described above, we will fix a date for the redemption (the “Redemption Date”). Notice of redemption will be mailed by first class mail, postage prepaid, by us not less than 30 days prior to the Redemption Date to the registered holders of the warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner provided in the warrant agreement will be conclusively presumed to have been duly given whether or not the registered holder received such notice. In addition, beneficial owners of the redeemable warrants will be notified of such redemption via posting of the redemption notice to DTC.
If we call the warrants for redemption as described above, we will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” we will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A Common Stock issuable upon the exercise of our warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the excess of the “fair market value” of our Class A Common Stock over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average reported closing price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.
If we take advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Common Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption.
A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Class A Common Stock outstanding immediately after giving effect to such exercise.
If the number of outstanding shares of Class A Common Stock is increased by a share capitalization payable in shares of Class A Common Stock, or by a split-up of Class A Common Stock or other similar event, then, on the effective date of such share capitalization, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of Common Stock entitling holders to purchase Class A Common Stock at a price less than the fair market value will be deemed a share capitalization of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) multiplied by (ii) 1 minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering and divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of Class A Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the Class A Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such Class A Common Stock (or other securities into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Class A Common Stock in connection with a proposed initial business combination, or (d) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.
If the number of outstanding shares of Class A Common Stock is decreased by a consolidation, combination, reverse share split or reclassification of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of Class

A Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding share of Class A Common Stock.
Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding Class A Common Stock (other than those described above or that solely affects the par value of such Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of Class A Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of Class A Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.
Private Placement Warrants
Except as described in this section, the Private Placement Warrants have terms and provisions that are identical to the Public Warrants. The Private Placement Warrants (including the Class A Common Stock issuable upon exercise of the Private Placement Warrants) became transferable, assignable or salable on April 12, 2022 (except, in certain limited exceptions) to our officers and directors and other persons or entities affiliated with the initial purchasers of the Private Placement Warrants and they will not be redeemable by us so long as they are held by the initial purchasers or their permitted transferees. Each Private Placement Warrant became exercisable for one share of Class A Common Stock at a price of $11.50 per share, subject to adjustments, commencing on December 2, 2022, and subject to additional vesting requirements. The Private Placement Warrants may be exercised only for a whole number of shares of Class A Common Stock. The initial purchasers, or their permitted transferees, have the option to exercise the Private Placement Warrants on a cashless basis so long as they are held by the transferees of the Sponsor or any of its permitted transferees. If the Private Placement Warrants are held by holders other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by us for cash and exercisable by the holders on the same basis as the Public Warrants. The Private Placement Warrants expire on December 2, 2026.
If holders of the Private Placement Warrants elect to exercise the Private Placement Warrants on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the excess of the “fair market value” of our Class A Common Stock over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.
OTM Warrants
Except as described in this section, the OTM Warrants have terms and provisions that are identical to the Public Warrants. Each OTM Warrant will be exercisable for one share of Class A Common Stock at a price of $15.00 per share, subject to adjustments, commencing on December 2, 2022, and subject to additional vesting requirements. The initial purchasers, or their permitted transferees, have the option to exercise the OTM Warrants on a cashless basis so long as they are held by the initial purchasers or any of their permitted transferees. If the OTM Warrants are held by holders other than the initial purchasers or their permitted transferees, the OTM Warrants will be redeemable by us for cash and exercisable by the holders on the same basis as the Public Warrants. The OTM Warrants expire on December 2, 2031.
If holders of the OTM Warrants elect to exercise the OTM Warrants on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the excess of the “fair market value” of our Class A Common Stock over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.
Underwriter Warrants
Except as described in this section, the Underwriter Warrants have terms and provisions that are identical to the Public Warrants. Each Underwriter Warrant is exercisable for one share of Class A Common Stock at a price of $11.50 per share, subject to adjustments. The Underwriter Warrants may be exercised only for a whole number of shares of Class A Common Stock. The Underwriter Warrants are entitled to registration rights and for so long as they are held by the underwriters, will not be exercisable more than five years from April 8, 2021 in accordance with FINRA Rule 5110(g)(8)(A). The initial purchasers, or their permitted transferees, have the option to exercise the Underwriter Warrants on a cashless basis so long as they are held by the initial purchasers or any of their permitted transferees. If the Underwriter Warrants are held by holders other than the initial purchasers or their permitted transferees, the Underwriter Warrants will be redeemable by us for cash and exercisable by the holders on the same basis as the Public Warrants. The Underwriter Warrants expire on December 2, 2026.
If holders of the Underwriter Warrants elect to exercise the Underwriter Warrants on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the excess of the “fair market value” of our Class A Common Stock over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.
PIPE Warrants
Except as described in this section, the PIPE Warrants have terms and provisions that are identical to the Public Warrants. Each PIPE Warrant is exercisable for one share of Class A Common Stock at a price of $11.50 per share, subject to adjustments, commencing on January 1, 2022. The PIPE Warrants may be exercised on a cashless basis. The PIPE Warrants expire on December 2, 2026.
If holders of the PIPE Warrants elect to exercise the PIPE Warrants on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the excess of the “fair market value” of our Class A Common Stock over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the Class

A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.
Sponsor Warrant Lock-up Agreement
In connection with the completion of the Business Combination, the Sponsor and FGSP entered into the Sponsor Warrant Lock-Up Agreement with the Company, pursuant to which the Sponsor and FGSP agreed as described below with respect to (i) the Private Placement Warrants and (ii) the OTM Warrants held by them. Pursuant to the Sponsor Warrant Lock-Up Agreement:
•the Private Placement Warrants are not exercisable until the date on which the volume weighted average trading price of the Class A Common Stock exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing 12 months after the Business Combination;
•the OTM Warrants are not exercisable until the date on which the volume weighted average trading price of the Class A Common Stock exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing 12 months after the Business Combination; and
•prior to being exercisable, the Sponsor may transfer the Private Placement Warrants and the OTM Warrants, subject to any requirements set forth in the purchase agreements related to the purchase of the Private Placement Warrants and OTM Warrants, provided that such transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of the Sponsor Warrant Lock-up Agreement.
Dividends
We have not paid any cash dividends on our common stock to date. The payment of cash dividends in the future will depend upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any future cash dividends will be within the discretion of the Board at such time.
Rule 144
Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
•1% of the total number of shares of common stock then-outstanding; or
•the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Registration Rights
We are party to the Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) entered into by us and certain of our stockholders dated as of August 17, 2021, pursuant to which we granted to the Holders (as defined in the Registration Rights Agreement) certain registration rights, including piggyback and demand registration rights, which are subject to specified terms and conditions, including with respect to cooperation and reduction of underwritten shelf takedowns. We will bear the expenses incurred in connection with the filing of any such registration statements, other than certain underwriting discounts and selling commissions and expenses, and have agreed to indemnify the Holders pursuant to the terms of the Registration Rights Agreement. Pursuant to the BAG Agreement, we granted demand registration rights to Broad Arrow’s stockholders with respect to the shares of Class A Common Stock (i) underlying the BAG Units issued to Broad Arrow’s U.S. stockholders, and (ii) issued to Broad Arrow’s foreign stockholders. The registration statement of which this prospectus is a part has been filed pursuant to the Registration Rights Agreement.
Anti-Takeover Effects of Delaware Law and The Amended and Restated Charter
Some provisions of Delaware law, the Amended and Restated Charter and the Amended and Restated Bylaws contain or will contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares. These provisions are in addition to the fact that we are a “controlled company” under NYSE listing rules, which effectively results in our controlling holders being able to determine whether control of our company should change.
Stockholder Meetings
Special meetings of stockholders may be called by the chairperson of the Board, the chief executive officer (or his or her designee) or the Board, and, until a Control Trigger Event (as defined in the Amended and Restated Bylaws) occurs, by stockholders holding a majority of the voting power of the Company.
Advance Notification of Stockholder Nominations and Proposals
Our Amended and Restated Bylaws include advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board.
Stockholder Action by Written Consent
The Amended and Restated Charter provides that any action required or permitted to be taken by the stockholders may be effected (i) at a duly called annual or special meeting of the stockholders or (ii) until a Control Trigger Event has occurred, by written consent in lieu of a meeting.
Removal of Directors
Directors may be removed (i) prior to a Control Trigger Event for any reason by the affirmative vote of the holders of at least a majority of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, and (ii) after a Control Trigger Event, by the stockholders of the Company only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.
Stockholders Not Entitled to Cumulative Voting
The Amended and Restated Charter does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.
Delaware Anti-Takeover Statute
We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Board.
Exclusive Forum
The Court of Chancery of the State of Delaware is the sole and exclusive forum for any stockholder to bring (i) any derivative action or proceeding brought on behalf of us under Delaware law; (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee to us or our stockholders; (iii) any action asserting a claim against us, our directors, officers or other employees arising under the DGCL, our Amended and Restated Charter or the Bylaws (in each case, as may be amended from time to time); (iv) any action asserting a claim against us or any of our directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware or (v) any other action asserting an “internal corporate claim,” as defined in Section 115 of the DGCL, in all cases subject to the court having personal jurisdiction over all indispensable parties named as defendants. Unless a majority of the Board, acting on behalf of Hagerty, consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the federal district courts of the United States of America, to the fullest extent permitted by law, is the sole and exclusive forum for the resolution of any action asserting a cause of action arising under the Securities Act.
Amendment of Charter Provisions
The Amended and Restated Charter requires an affirmative vote of holders of the majority of the voting power of the outstanding shares of capital stock for the amendment, alteration, change or repeal of any provision in the charter; provided, however, that upon a Control Trigger Event the affirmative vote of the holders of at least 75% of the voting power of all then-outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, repeal or adopt any provision of the Certificate of Incorporation inconsistent with the purpose and intent of Article V, Article VI, Article VII or Article IX (including, without limitation, any such Article as renumbered as a result of any amendment, alternation, repeal or adoption of any other Article).

SELLING STOCKHOLDERS
The Selling Stockholders listed in the table below may from time to time offer and sell any or all of the shares of Class A Common Stock set forth below pursuant to this prospectus. When we refer to the “Selling Stockholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Stockholders’ interest in the shares of Class A Common Stock after the date of this prospectus.
Our registration of the shares of Class A Common Stock does not necessarily mean that the Selling Stockholders will sell all or any of such securities. In particular, the Selling Stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Stockholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.
We are registering these shares of Class A Common Stock on behalf of the Selling Stockholders to satisfy certain registration rights that we granted them pursuant to the BAG Agreement. Other than as described below or elsewhere in this prospectus, none of the Selling Stockholders has any material relationship with us or any of our predecessors or affiliates.
The following table sets forth certain information provided by or on behalf of the Selling Stockholders as of December 1, 2022, concerning the Class A Common Stock that may be offered from time to time pursuant to this prospectus. The Class A Common Stock beneficially owned after the offering assumes that each Selling Securityholder will have sold all Class A Common Stock offered hereby. A Selling Securityholder may sell all, some or none of such Class A Common Stock in this offering. See “Plan of Distribution.”

Name of the Selling Security holder	Class A Common Stock Before the Offering	Class A Common Stock Offered Hereby	Class A Common Stock After the Offering	Percentage
Broad Arrow Stockholders
Quadrifoglio Holdings LLC(1)	2,044,272	2,044,272	—	—
Dinosaur Collectibles LLC(2)	551,833	551,833	—	—
William (Alexander) Weaver(3)	417,762	417,762	—	—
William Ruprecht Revocable Trust(4)	237,039	237,039	—	—
Vollgas Holdings LLC(5)	362,201	362,201	—	—
CJ7 Holdings, LLC(6)	314,794	314,794	—	—
Ian S. Kelleher(7)	271,512	271,512	—	—
David Swig(8)	187,027	187,027	—	—
Donnie Gould Restorations, Inc.(9)	216,279	216,279	—	—
CR Ramsey Potts(10)	121,841	121,841
Christianus Johannes Le Blanc(11)	670,352	670,352	—	—
Madeline Baker(12)	43,332	43,332	—	—
__________________
(1)Consists of 2,044,272 BAG Units. Kenneth Ahn and Ahreum Kim exercise voting and investment power with respect to the securities and may be deemed to be the beneficial owners of the securities held by Quadrifoglio Holdings LLC.
(2)Consists of 551,833 BAG Units. Andrew Barnard Ruprecht exercises voting and investment power with respect to the securities and may be deemed to be the beneficial owner of the securities held by Dinosaur Collectibles LLC.
(3)Consists of 417,762 BAG Units.
(4)Consists of 237,039 BAG Units. William Ruprecht is the trustee of the William Ruprecht Revocable Trust UTD 9/28/2000 and has sole voting and dispositive power over its securities.
(5)Consists of 362,201 BAG Units. Alain Squindo and Sunny Squindo exercise voting and investment power with respect to the securities and may be deemed to be the beneficial owners of the securities held by Vollgas Holdings LLC.

(6)Consists of 314,794 BAG Units. Michael Mortorano exercises voting and investment power with respect to the securities and may be deemed to be the beneficial owner of the securities held by CJ7 Holdings, LLC.
(7)Consists of 271,512 BAG Units.
(8)Consists of 187,027 BAG Units.
(9)Consists of 216,279 BAG Units. Donald L. Gould exercises voting and investment power with respect to the securities and may be deemed to be the beneficial owner of the securities held by Donnie Gould Restorations Inc.
(10)Consists of 121,841 BAG Units.
(11)Consists of 670,352 shares of Class A Common Stock received in connection with the BAG Agreement.
(12)Consists of 43,332 shares of Class A Common Stock received in connection with the BAG Agreement.

PLAN OF DISTRIBUTION
We are registering up to 5,438,244 shares of Class A Common Stock for possible sale by the Selling Stockholders from time to time, which includes up to (i) 4,724,560 shares of Class A Common Stock that are issuable upon the exchange of the BAG Units, and (ii) 713,684 shares of Class A Common Stock issued to Broad Arrow’s non-U.S. stockholders, each in connection with the BAG Agreement. We are required to pay all fees and expenses incident to the registration of the shares of our Class A Common Stock to be offered and sold pursuant to this prospectus. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their sale of shares of our Class A Common Stock.
We will not receive any of the proceeds from the sale of the securities by the Selling Stockholders. The aggregate proceeds to the Selling Stockholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Stockholders.
The shares of Class A Common Stock beneficially owned by the Selling Stockholders covered by this prospectus may be offered and sold from time to time by the Selling Stockholders. The term “Selling Stockholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Stockholders may sell their shares of Class A Common Stock by one or more of, or a combination of, the following methods:
•purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•an over-the-counter distribution in accordance with the rules of NYSE;
•through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•to or through underwriters or broker-dealers;
•in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•in privately negotiated transactions;
•in options transactions;
•through a combination of any of the above methods of sale; or
•any other method permitted pursuant to applicable law.
In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Class A Common Stock in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of shares of Class A Common Stock in the course of hedging the positions they assume with Selling Stockholders. The Selling Stockholders may also sell shares of Class A Common Stock short and redeliver the shares to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker- dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).
A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Broker- dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders in amounts to be negotiated immediately prior to the sale.
In offering the shares covered by this prospectus, the Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

LEGAL MATTERS
The validity of the securities offered by this prospectus has been passed upon for us by DLA Piper LLP (US), Phoenix, Arizona.
EXPERTS
The consolidated financial statements of Hagerty, Inc. as of December 31, 2021 and 2020, and for each of the two years in the period ended December 31, 2021, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s website at https://www.sec.gov and are also available through our website at https://investor.hagerty.com/financials/sec-filings. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information on or that can be accessed through our website does not constitute part of, and is not incorporated by reference in, this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.
This prospectus and any applicable prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE
The SEC permits us to “incorporate by reference” the information and reports we file with it. This means that we can disclose important information to you by referring to another document. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC automatically updates and supersedes this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus, and all future documents filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than the portions thereof deemed to be furnished to the SEC pursuant to Item 9 or Item 12) until we terminate the offering of these securities, including all such documents that we may file with the SEC after the date of but prior to the effectiveness of this registration statement:
1.Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 24, 2022 (the “Annual Report”);
2.Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022, and September 30, 2022, filed with the SEC on May 9, 2022, August 10, 2022, and November 10, 2022 respectively;
3.Our Current Reports on Form 8-K, filed with the SEC on June 9, 2022, June 24, 2022, August 10, 2022, August 23, 2022 and November 10, 2022 (in each case excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K unless otherwise indicated therein);
4.The description of our securities set forth in Exhibit 4.6 to our Annual Report, together with any amendment or report filed with the SEC for the purpose of updating such description; and
5.All documents we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC unless we specifically state in such Current Report that such information is to be considered “filed” under the Exchange Act or we incorporate it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act) after the date of this prospectus and prior to the termination of this offering made by way of this prospectus. These documents include Proxy Statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than the portions of those documents not deemed to be filed, which is deemed not to be incorporated by reference in this Registration Statement).
To the extent that any statement in this prospectus is inconsistent with any statement that is incorporated by reference and that was made on or before the date of this prospectus, the statement in this prospectus shall supersede such incorporated statement. The incorporated statement shall not be deemed, except as modified or superseded, to constitute a part of this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to our various filings made with the SEC.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with the prospectus. You may access a copy of any or all of these filings, free of charge, at www.sec.gov, or by writing us at the following address or telephoning us at the number below:
Hagerty, Inc.
ATTN: General Counsel
121 Drivers Edge
Traverse City, Michigan 49684
(800) 922-4050

Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus or any accompanying prospectus supplement.